SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 20, 2007
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-00368	41-0462685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On August 20, 2007, Otter Tail Corporation (the “Company”) entered into a note purchase agreement (the “Note Purchase Agreement”) with each of Deutsche Bank AG New York Branch, Teachers Insurance and Annuity Association of America, Provident Life and Accident Insurance Company, The Guardian Life Insurance Company of America, Thrivent Financial For Lutherans, Fort Dearborn Life Insurance Company, The Catholic Aid Association, Great West Insurance Company, American Republic Insurance Company, Cincinnati Insurance Company, Colorado Bankers Life Insurance Company, Navy Mutual Aid Association and National Guardian Life Insurance Company (collectively, the “Purchasers”). The Note Purchase Agreement relates to the issuance and sale by the Company to the Purchasers, in a private placement transaction, of $155 million aggregate principal amount of the Company’s Senior Unsecured Notes (collectively, the “Notes”), to be issued in four series, in the following designations and aggregate principal amounts: (i) $33,000,000 aggregate principal amount of 5.95% Senior Unsecured Notes, Series A, due 2017 (the “Series A Notes”), (ii) $30,000,000 aggregate principal amount of 6.15% Senior Unsecured Notes, Series B, due 2022 (the “Series B Notes”), (iii) $42,000,000 aggregate principal amount of 6.37% Senior Unsecured Notes, Series C, due 2027 (the “Series C Notes”) and (iv) $50,000,000 aggregate principal amount of 6.47% Senior Unsecured Notes, Series D, due 2037 (the “Series D Notes”).
     On August 20, 2007, $12,000,000 aggregate principal amount of the Series C Notes and $13,000,000 aggregate principal amount of the Series D Notes were issued and sold pursuant to the Note Purchase Agreement. The remaining $30,000,000 aggregate principal amount of the Series C Notes and $37,000,000 aggregate principal amount of the Series D Notes, as well as the Series A Notes and the Series B Notes, will be issued and sold by the Company at a second closing (the “Second Closing”) that is expected to occur on October 1, 2007, subject to the satisfaction of certain customary conditions to closing.
     The Note Purchase Agreement provides that the Company must offer to prepay all of the outstanding Notes in full together with unpaid accrued interest to the date of prepayment (i) in the event of a “Change of Control” of the Company (as defined in the Note Purchase Agreement), and (ii) if the Second Closing is not consummated by October 5, 2007. The Note Purchase Agreement also provides that the Company may, at its option and upon notice as described in the Note Purchase Agreement, prepay all or any part of the Notes (in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment) at 100% of the principal amount prepaid plus the “Make-Whole Amount” (as defined in the Note Purchase Agreement).
     The Note Purchase Agreement contains the following financial covenants: (i) a covenant not to permit “Consolidated Debt” to exceed 60% of “Consolidated Total Capitalization,” determined as of the end of each fiscal quarter of the Company, (ii) a covenant not to permit the “Interest and Dividend Coverage Ratio” for any fiscal quarter to be less than 1.5 to 1.0, and (iii) a covenant not to permit “Priority Debt” to exceed 20% of “Consolidated Total Capitalization,” determined as of the end of each fiscal quarter of the Company (as such terms are defined in the Note Purchase Agreement). These financial covenants are the same as those contained in the

Company’s lines of credit and in the note purchase agreement entered into in connection with the issuance of the Company’s $90 million 6.63% senior notes due December 1, 2011.
     This summary of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     As described under Item 1.01 of this Form 8-K, on August 20, 2007 the Company entered into the Note Purchase Agreement.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits
4.1	Note Purchase Agreement, dated as of August 20, 2007, between Otter Tail Corporation and each of Deutsche Bank AG New York Branch, Teachers Insurance and Annuity Association of America, Provident Life and Accident Insurance Company, The Guardian Life Insurance Company of America, Thrivent Financial For Lutherans, Fort Dearborn Life Insurance Company, The Catholic Aid Association, Great West Insurance Company, American Republic Insurance Company, Cincinnati Insurance Company, Colorado Bankers Life Insurance Company, Navy Mutual Aid Association and National Guardian Life Insurance Company

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION

Date: August 23, 2007

	By	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit
4.1	Note Purchase Agreement, dated as of August 20, 2007, between Otter Tail Corporation and each of Deutsche Bank AG New York Branch, Teachers Insurance and Annuity Association of America, Provident Life and Accident Insurance Company, The Guardian Life Insurance Company of America, Thrivent Financial For Lutherans, Fort Dearborn Life Insurance Company, The Catholic Aid Association, Great West Insurance Company, American Republic Insurance Company, Cincinnati Insurance Company, Colorado Bankers Life Insurance Company, Navy Mutual Aid Association and National Guardian Life Insurance Company

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